EXHIBIT 11.  STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS



                                                               Three Months Ended
                                                                  March 31, 2001
                                                              ---------------------
                                                              (In Thousands, Except
                                                                 Per Share Data)

1.    Net Income                                                      $54,416
            Less: Preferred stock dividends declared                    1,500
                                                                      -------
        Net income available to common shareholders                   $52,916
                                                                       ======

2.    Weighted average common shares outstanding                       49,563
3.    ESOP shares not committed to be released                         (2,808)
                                                                      -------
4.    Total weighted average common shares outstanding                 46,755
                                                                      =======

5.    Basic earnings per common share                                 $  1.13
                                                                      =======

6.    Total weighted average common shares outstanding                 46,755
7.    Dilutive effect of stock options using the treasury
            stock method                                                  943
                                                                      -------
8.    Total average common and common equivalent
            shares                                                     47,698
                                                                      =======

9.    Diluted earnings per common share                               $  1.11
                                                                      =======













                                       35